EXHIBIT 11  -  -    STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 Three Months Ended,
                                                      March 31

                                                  1995          1994
                                                  ----          ----
                                               (unaudited)   (unaudited)

PRIMARY EARNINGS PER SHARE:


Average shares outstanding                        8,579         8,502

Net effect of dilutive stock
options and warrants - based
on the treasury stock method
using average market price                           62           160
                                                 ------        ------
                                                  8,641         8,662
                                                 ------        ------
                                                 ------        ------
Net income                                       $1,708        $1,283
                                                 ------        ------
                                                 ------        ------
Net income per share                             $  .20        $  .15
                                                 ------        ------
                                                 ------        ------

FULLY-DILUTED EARNINGS PER SHARE:


Average shares outstanding                        8,579         8,502

Net effect of dilutive stock
options and warrants - based
on the treasury stock method
using closing market price                          144            95
                                                 ------        ------

                                                  8,723         8,597
                                                 ------        ------
                                                 ------        ------
Net income                                       $1,708        $1,283
                                                 ------        ------
                                                 ------        ------
Net income per share                             $  .20        $  .15
                                                 ------        ------
                                                 ------        ------
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